UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2026
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of Principal Executive Offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2026, Matt Horvath will resign from his position as Chief Financial Officer and Treasurer of Stoneridge, Inc. (the "Company"), effective March 31, 2026.
On March 17, 2026, the Board of Directors (the "Board") of the Company elected Robert J. Hartman, Jr., to serve as the Company's Interim Chief Financial Officer and Treasurer, effective upon Mr. Horvath's resignation on March 31, 2026. Mr. Hartman will serve as Interim Chief Financial Officer and Treasurer until his successor is elected and qualified, or until his earlier resignation or removal, while the Company conducts an executive search for a permanent Chief Financial Officer. Mr. Hartman will continue to serve as the Company’s Chief Accounting Officer.
Mr. Hartman, 59, has served in various leadership roles within the Company's accounting, finance, and internal audit functions over the course of more than 27 years at Stoneridge.
Other than as described below, there are no arrangements or understandings between Mr. Hartman and any other person pursuant to which he was appointed as Interim Chief Financial Officer and Treasurer. There are no family relationships between Mr. Hartman and any director or executive officer of the Company, and Mr. Hartman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as Interim Chief Financial Officer and Treasurer, Mr. Hartman received (i) a $50,000 recognition bonus payable in cash the earlier of (a) July 31, 2026, or (b) the date the Company employs a permanent Chief Financial Officer and Treasurer, (ii) a retention bonus in the amount of $118,646 payable in cash if Mr. Hartman continues employment with the Company until January 30, 2027, and (iii) a grant as part of the regular annual grants to executive officers under the Company’s Long-Term Incentive Plan of 30,000 share units in addition to his normal annual grant award which are payable on a one-for-one basis in Company common shares, vesting ratably in equal annual installments of one-third (1/3) on each of the anniversary of the grant date in March 2027, March 2028, and March 2029, subject to Mr. Hartman’s continued employment on each applicable vesting date. The foregoing description of Mr. Hartman’s compensation related to his appointment, effective April 1, 2026, as Interim Chief Financial Officer and Treasurer, does not purport to be complete and is qualified in its entirety by reference to the Recognition and Retention Bonuses letter, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Recognition and Retention Bonus Letter, dated March 17, 2026*

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)
* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: March 23, 2026	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)